Investor Fact Sheet
Ticker Symbol: NASDAQ: CEMI
www.chembio.com

Business Summary & Investment Highlights
Chembio Diagnostics, Inc., (Chembio), through its wholly-owned subsidiary Chembio Diagnostic Systems, Inc. develops, manufactures licenses and markets point-of-care testing (POCT) products.  Chembio has created and patented, in 2007, a new revolutionary technology called Dual Path Platform (DPP®). The technology is addressing critical market requirements in the infectious disease testing market and other growing markets. Products developed and under development, both OEM and branded, are creating new revenue streams that are anticipated to add to Chembio's core business of rapid tests.
•	Strategy is to create core business of public health products to be complemented by OEM and selected out-licensing opportunities.
•	Robust pipeline of POCT products for infectious diseases based on Chembio's patented DPP® technology.
•	Products developed on DPP® platform include oral fluid HIV test CLIA waived by the FDA in October 2014. Several other products and collaborations in pipeline.
•	Commercial Activities in North America, South America, Europe, Africa and Asia Ongoing to Address Growing Global Market for POCTs
Selected Financial Information
Stock Information  as of 10/31/14
Ticker Symbol: NASDAQ: CEMI
Price 10/31/2014:   $4.28
52 Week High:     $5.20
52 Week Low:   $2.83
Outstanding Shares (MM): 9.61
Market Capitalization (MM): $41.14
Fully Diluted (FD) Shares (MM): 10.28
Management Holding-FD (MM):0.97
Average Daily Vol. (3 Mos):  94,000

Beneficial Holders Beneficial Shares Owned (000)s

Wellington Management Company, LLP: 958
Lawrence Siebert: 550

See Graphics
Balance Sheet Data ($000s)	Sept. '14	Dec'13
Cash	$3,673	$9,650
Accts. Receivable	8,316	4,592
Inventories	3,975	3,189
Total Current Assets	16,999	18,531
Net Fixed Assets	2,119	1,978
Total Assets	23,929	24,486
Total Current Liab.	3,820	4,309
Total Other Liab.	-	-
Total Liabilities	3,820	4,309
Stockholders' Equity	20,109	20,177
Total Liabilities & Stockholders' Equity	$23,929	$24,486

Selected Comparative Historical Financial Data:

		For the Quarter Ended		For the Nine Months ended	For the Years Ended
$(000s	)	Q3'14	Q3'13	Q3'14	Q3'13	2013	2012	2011	2010
Total Revenues		$7,314	$9,618	$20,550	$21,689	$29,550	$25,611	$19,388	$16,705
Cost of sales		4,664	5,561	12,644	12,658	17,249	14,821	9,998	8,604
Gross Profit		2,650	4,056	7,906	9,031	12,301	10,790	9,390	8,101
Gross Profit %		36.2%	42.2%	38.5%	41.6%	41.6%	42.1%	48.4%	48.5%
R&D Expense		972	1,602	3,439	4,148	5,834	4,486	4,878	2,586
SG&A Expense		1,940	1,380	5,345	3,702	5,461	4,852	3,424	2,941
Operating Income (Loss)		(262)	1,074	(878)	1,181	1,006	1,452	1,088	2,574
Other Inc. (Expense)		1	2	(1)	11	13	(1)	(12)	(15)
Net Income (Loss)		(261)	1,076	(879)	1,192	1,019	1,451	1,076	$2,559
Inc Tax (Ben.) Prov.		9	359	(238)	399	487	509	(5,133)	-
Net Income (Loss)		$(270)	$717	$(641)	$793	$532	$942	$6,209	2,559
Net Income (Loss) - per Share		(0.03)	0.08	(0.07)	0.09	$0.06	$0.11	$0.73	0.29
Wt. Avg. No. Shares (Millions)		9.611	9.235	9.503	8.887	9.520	8.615	8.556	8.865
Working capital		$13,180	$14,072	$13,180	$14,072	$14,221	$7,630	$6,134	$4,560
Total assets		23,929	24,326	23,929	24,326	24,487	17,335	15,486	9,086
Total liabilities		3,819	3,935	3,819	3,935	4,310	3,460	2,991	3,277
Equity		20,109	20,391	20,109	20,391	20,177	13,875	12,495	5,809

Chembio Diagnostics, Inc.	Investor Relations	Company Contact
3661 Horseblock Road	Vida Strategic Partners	Susan Norcott
Medford, NY 11763	Stephanie C. Diaz	631-924-1135 x125
Ph. 631-924-1135	(415) 675-7401	snorcott@chembio.com
Fax 631-924-2065	sdiaz@vidasp.com
www.chembio.com

PAGE 2 – See Graphics

DPP® Technology
Competitive Advantages For POC Testing

• Improved Sensitivity - enabled by more efficient binding method
• Easier Multiplexing - due to even and direct distribution of sample to multiple test lines
• Enhanced Sample Control - as result of independent sample migration path
• Clearer Results - efficient binding allows for improved functionality of instruments for reading and reporting of qualitative or quantitative results

Senior Management Team
John J. Sperzel, President & CEO: 25+ years of leadership in the POC Diagnostics market
Richard J. Larkin, CFO: 25+ years of leadership in Finance and Administration
Sharon Klugewicz, COO: 20+ years of leadership in Operations, Marketing, QA/RA
Javan Esfandiari, CSTO: 15+ years developing POC IVD tests and inventor of DPP® technology
Michael Steele, VP Sales/Marketing/BD: 20+ years of commercial operations and BD IVD market
Tom Ippolito, VP RA: 20+ years of Quality and Regulatory Affairs leadership in IVD and Pharma

Independent Directors
Katherine L. Davis (Chairman) - Former Lieutenant Governor for the State of Indiana
Barbara DeBuono, MD, MPH: former NY Commissioner of Health and RI Director of Health
Peter Kissinger, Ph.D.: founder of numerous biotechnology / biomedical companies
Gary Meller, MD, MBA: broad experience in medical and information technology

Except for the historical information contained herein, the matters discussed in this document are forward-looking statements, the accuracy of which is subject to risks and uncertainties. Please refer to Chembio Diagnostics, Inc.'s most recent Form 10-K and Forms 10-Q for additional information about the Company and related risks. –November 2014